Exhibit 1.1

NVIDIA Corporation

0.309% Notes due 2023

0.584% Notes due 2024

1.550% Notes due 2028

2.000% Notes due 2031

Underwriting Agreement

June 14, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

NVIDIA Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of $1,250,000,000 principal amount of the 0.309% Notes due 2023 (the “2023 Notes”), an aggregate of $1,250,000,000 principal amount of the 0.584% Notes due 2024 (the “2024 Notes”), an aggregate of $1,250,000,000 principal amount of the 1.550% Notes due 2028 (the “2028 Notes”) and an aggregate of $1,250,000,000 principal amount of the 2.000% Notes due 2031 (the “2031 Notes” and together with the 2023 Notes, the 2024 Notes and the 2028 Notes, the “Securities”).

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-237390) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Morgan Stanley & Co. LLC expressly for use therein;

(c)    For the purposes of this Agreement, the “Applicable Time” is 4:55 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Morgan Stanley & Co. LLC expressly for use therein;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Morgan Stanley & Co. LLC expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Morgan Stanley & Co. LLC expressly for use therein;

(f)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus any material (with respect to the Company and its subsidiaries, taken as a whole) loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any material change in the capital stock (other than pursuant to the Company’s equity incentive plans described in the Pricing Prospectus) or long-term debt of the Company (other than activity under capital leases) or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)    The Company and its Subsidiaries, as defined below and listed on Schedule III hereto, have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the “Act”), each, a “Subsidiary” and, collectively, the “Subsidiaries”); and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(h)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such other jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction; and each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or other form of organization in good standing under the laws of its jurisdiction of formation to the extent that the concept of “good standing” (or its functional equivalent) is applicable under the laws of such jurisdiction;

(i)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package and the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)    The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of September 16, 2016 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k)    The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company;

(l)    Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(m)    The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Pricing Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for any conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(n)    Neither the Company nor any of its Subsidiaries is (i) in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or similar charter documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)    The statements set forth in the Pricing Prospectus under the caption “Description of Notes” and in the Basic Prospectus under the caption “Description of Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities, and in the Pricing Prospectus under the caption “Certain Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws, legal conclusions and documents referred to therein, fairly present such terms, laws, legal conclusions and documents in all material respects;

(p)    Other than as set forth or described in the Pricing Disclosure Package and the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)    The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u)    Except as disclosed in the Pricing Prospectus, since the date of the latest financial statements incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)    The financial statements, including the notes thereto, and the supporting schedules included in the Pricing Disclosure Package and the Pricing Prospectus present fairly in all material respects the consolidated financial position at the dates indicated and the cash flows and results of operations for the periods indicated of the Company and its consolidated subsidiaries. Except as otherwise stated in the Pricing Disclosure Package or the Pricing Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, incorporated by reference in the Pricing Disclosure Package and the Pricing Prospectus present fairly the information required to be stated therein in all material respects. The other financial and related statistical information included or incorporated by reference in the Pricing Disclosure Package and the Pricing Prospectus presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package and the Pricing Prospectus;

(w)    There are no undisclosed off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(x)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y)    PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(z)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) used any corporate funds to make any unlawful bribe, rebate, payoff, influence payment, kickback or other payment;

(aa)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(bb)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(cc)    The Company and its Subsidiaries own, or possess sufficient rights to use, all trademarks, service marks, trade names, domain names (including all goodwill associated with the foregoing), patent rights, copyrights, mask works, licenses, software, approvals, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary for, or used or held for use in the conduct of the business now conducted or proposed in the Pricing Prospectus to be conducted by them, except where the failure to so own or possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor the conduct of their respective businesses, nor the manufacturing, use or sale of their respective products and services, has materially infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third party. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its Subsidiaries, (ii) none of the Intellectual Property Rights used or held for use by the Company or any of its Subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or in violation of any rights of any third party, and (iii) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights the value of which to the Company or any Subsidiary is contingent upon maintaining the confidentiality thereof. Except as set forth in the Pricing Prospectus and Pricing Disclosure Package or as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or threatened action, suit, proceeding or claim by any third party (x) challenging the Company’s or any of its Subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property Rights, (y) challenging the validity, enforceability or scope of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its Subsidiaries, or (z) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property Rights of any third party, and in the case of each of (x), (y) and (z) above, the Company is unaware of any fact which would form a reasonable basis for any such action, suit, proceeding or claim;

(dd)    The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have requested extensions thereof (except where the failure to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes due and payable (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect). No deficiencies for taxes of the Company or its subsidiaries have been assessed by a tax authority, and no deficiencies for taxes of the Company or its subsidiaries have been proposed by a tax authority, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee)    The statistical, industry-related and market-related data included in the Pricing Disclosure Package and Pricing Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects;

(ff)    No labor or employment dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent which dispute would reasonably be expected to have a Material Adverse Effect;

(gg)    Since the date as of which information is given in the Pricing Disclosure Package, and except as may otherwise be disclosed in the Pricing Disclosure Package, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (ii) entered into any material agreement required to be filed with the Commission or (iii) declared or paid any dividends on its capital stock;

(hh)    The Company and each Subsidiary are insured against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(ii)    Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, PricewaterhouseCoopers LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in such Section 10A);

(jj)    There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(kk)    Except as set forth or described in the Pricing Prospectus, (i) neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”); (ii) neither the Company nor any of its Subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws; (iii) neither the Company nor any of its Subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws; (iv) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (v) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(ll)      The Company has operated its business in a manner compliant with all privacy and data protection laws and regulations applicable to the Company’s collection, handling, and storage of its customers’ data, except where the failure to so operate would reasonably be expected to have Material Adverse Effect. The Company has policies and procedures in place designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings. The Company complies with, has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance with such policies and procedures except where the failure to so comply would reasonably be expected to have Material Adverse Effect;

(mm)    The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Prospectus or the Pricing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 99.950% of the principal amount of 2023 Notes, 99.930% of the principal amount of 2024 Notes, 99.533% of the principal amount of 2028 Notes and 99.384% of the principal amount of 2031 Notes, in each case plus accrued interest, if any, from June 14, 2021 to the Time of Delivery (as defined below) hereunder.

3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.    (a)    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Morgan Stanley & Co. LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Morgan Stanley & Co. LLC at least forty-eight hours in advance, by causing DTC to credit the Securities for the account of Morgan Stanley & Co. LLC at DTC. The Company will cause the certificates representing the Securities to be made available to Morgan Stanley & Co. LLC for review at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 16, 2021 or such other time and date as Morgan Stanley & Co. LLC and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be made available for review by the parties hereto on the New York Business Day next preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.     The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act)

is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof;

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not so subject;

(e)    On the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing;

(h)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6.

(a)    (i)    The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Morgan Stanley & Co. LLC, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)    each Underwriter represents and agrees that, without the prior consent of the Company and Morgan Stanley & Co. LLC, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)    any such free writing prospectus the use of which has been consented to by the Company and Morgan Stanley & Co. LLC (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Morgan Stanley & Co. LLC and, if requested by Morgan Stanley & Co. LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) all costs and expenses incurred in connection with any electronic “road show” presentation; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.     The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Cooley LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request.

(d)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the historical financial statements and certain financial information contained or incorporated by reference in the Pricing Prospectus and the Prospectus;

(e)    (i)    Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on The Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(i)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9.    (a)    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Morgan Stanley & Co. LLC expressly for use therein.

(b)    Each Underwriter will indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company and such directors or officers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.    (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.    If this Agreement shall be terminated pursuant to the default of any Underwriter in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to you as the representative in care of Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036 (fax: (212) 507-8999), Attention: Investment Banking Division; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.    The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES THAT ANY SUIT OR PROCEEDING ARISING IN RESPECT OF THIS AGREEMENT OR OUR ENGAGEMENT WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF, AND TO VENUE IN, SUCH COURTS.

18.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunications), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.    Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives and other agents) are authorized to disclose to any and all persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated under this Agreement, and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

NVIDIA Corporation

By:	/s/ Colette M. Kress
Name: Colette M. Kress
Title: Executive Vice President
and Chief Financial Officer

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

SCHEDULE I

	Principal Amount of Securities to be Purchased
Underwriter	2023 Notes	2024 Notes	2028 Notes	2031 Notes
Morgan Stanley & Co. LLC	$375,000,000	$375,000,000	$375,000,000	$375,000,000
Goldman Sachs & Co. LLC	312,500,000	312,500,000	312,500,000	312,500,000
Citigroup Global Markets Inc.	312,500,000	312,500,000	312,500,000	312,500,000
HSBC Securities (USA) Inc.	50,000,000	50,000,000	50,000,000	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000	50,000,000	50,000,000	50,000,000
Wells Fargo Securities, LLC	50,000,000	50,000,000	50,000,000	50,000,000
Academy Securities, Inc.	50,000,000	50,000,000	50,000,000	50,000,000
Siebert Williams Shank & Co. LLC	50,000,000	50,000,000	50,000,000	50,000,000

Total	$1,250,000,000	$1,250,000,000	$1,250,000,000	$1,250,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Additional Documents Incorporated by Reference:

None.

SCHEDULE III

Significant Subsidiaries

Subsidiaries	Country of Organization
NVIDIA Global Ltd	Virgin Islands, British
NVIDIA International, Inc.	Cayman Islands
NVIDIA Singapore Pte Ltd	Singapore
Mellanox Technologies, Ltd.	Israel